	NEWS RELEASE Contacts:	James E. Braun, CFO Newpark Resources, Inc. 281-362-6800

FOR IMMEDIATE RELEASE		Ken Dennard, Managing Partner Dennard Rupp Gray & Easterly, LLC ksdennard@drg-e.com 713-529-6600
NEWPARK RESOURCES REPORTS 2008 FOURTH QUARTER AND FULL YEAR RESULTS
THE WOODLANDS, TX – February 19, 2009 – Newpark Resources, Inc. (NYSE: NR) today announced results for its fourth quarter and year ended December 31, 2008. Total revenues were $226.9 million for the fourth quarter of 2008 compared to $173.0 million for the fourth quarter of 2007. The Company reported income from continuing operations of $7.2 million, or $0.08 per diluted share for the fourth quarter of 2008, compared to $6.8 million, or $0.07 per diluted share, in the fourth quarter of 2007. Net income was $6.7 million, or $0.08 per diluted share for the quarter, compared to $6.7 million, or $0.07 per diluted share, in the fourth quarter of 2007. Operating results in the fourth quarter of 2008 included $4.6 million in pre-tax charges ($3.0 million after-tax) related to the termination of the sale of the U.S. Environmental Services business and the anticipated resolution of a lawsuit with the Company’s former Chief Executive Officer. Operating results in the fourth quarter of 2007 included a $4.0 million pre-tax charge ($2.9 million after-tax) related to the repayment and termination of the Company’s previous credit facilities. As set forth in the attached Non-GAAP Earnings Reconciliation, excluding these charges from both the fourth quarter 2008 and 2007 periods, fourth quarter 2008 income from continuing operations was $10.2 million, or $0.12 per diluted share, compared to fourth quarter 2007 income from continuing operations of $9.7 million, or $0.11 per diluted share.
For the full year 2008, total revenues were $858.4 million, compared to $671.2 million in 2007. Net income was $38.5 million, or $0.43 per diluted share in 2008 compared to $26.7 million, or $0.29 per diluted share in 2007. Operating results in 2008 included $8.1 million in pre-tax charges, as described above, compared to $6.4 million in certain pre-tax charges in 2007. As set forth in the attached Non-GAAP Earnings Reconciliation, excluding these charges in both 2008 and 2007, income from continuing operations was $44.7 million, or $0.50 per diluted share in 2008, compared to income from continuing operations of $36.1 million, or $0.40 per diluted share in 2007.

As previously reported, Newpark had entered into an agreement in April 2008 to sell its U.S. Environmental Services business to CCS, Inc. (“CCS”). In October 2008, the Federal Trade Commission (“FTC”) filed suit seeking a Temporary Restraining Order and Preliminary Injunction to prevent the completion of the sale to CCS. In November 2008, we reached a mutual agreement with CCS to terminate the sale agreement. Following the termination of this agreement, the U.S. Environmental Services business, which had been reported within discontinued operations, is now reported in continuing operations as a third reportable segment of the Company. Prior period results included in this release reflect the reclassification of the U.S. Environmental Services business as continuing operations.
Paul Howes, President and Chief Executive Officer of Newpark, stated, “Fourth quarter revenue results in our core drilling fluids and engineering segment were strong, up 40% year over year. While domestic drilling activity slowed towards the end of the quarter, our international opportunities have been steadily growing. Highlights in our international fluids segment during the quarter include our signing a major contract with Petroleo Brasileiro S.A. to provide drilling fluids and related services for both onshore and offshore locations beginning in 2009. Additionally, we have recently won contract awards from other major operators in that market.
“While the decline in E&P spending is expected to negatively impact our operating results in 2009, as compared to the results achieved during 2008, we began taking actions during the fourth quarter to reduce headcount and operating costs, in an effort to meet the lower activity levels,” concluded Howes.
SEGMENT RESULTS
The Fluids Systems and Engineering segment generated revenues of $191.0 million and a 11.7% operating margin in the fourth quarter of 2008 compared to revenues of $136.3 million and a 12.9% operating margin during the fourth quarter of 2007. Fourth quarter 2008 revenues were driven by strong growth in both North American and international markets. North American revenues increased 40% over the fourth quarter of 2007 on solid revenue gains from the U.S. market, while international revenues increased 43% compared to the fourth quarter of 2007, including a 20% increase from the Mediterranean region. Brazil also contributed to the international revenue growth, generating a $6.1 million increase in the fourth quarter of 2008 as the Company continues to expand its presence in the Brazilian market.

The Mats and Integrated Services segment generated revenues of $20.9 million and an operating loss of $1.8 million in the fourth quarter of 2008 compared to revenues of $23.5 million and an operating profit of $1.3 million in the fourth quarter of 2007. The decline in revenues is attributable to lower drilling activity in our key markets. Fourth quarter 2008 results included $1.0 million of pre-tax charges for asset write-downs, following the decision to exit certain product offerings and dispose of assets.
The Environmental Services segment, which is now back in continuing operations, generated revenues of $15.1 million and a 2.8% operating margin in the fourth quarter of 2008 compared to revenues of $13.2 million and a 19.1% operating margin in the fourth quarter of 2007. The margin decline is due primarily to pre-tax charges totaling $2.6 million related to asset write-offs taken following the termination of our sale agreement with CCS.
CONFERENCE CALL
In conjunction with this release, Newpark has scheduled a conference call, which will be broadcast live over the Internet, on Friday, February 20, 2009 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial (303) 262-2053 and ask for the Newpark Resources conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through February 27, 2009 and may be accessed by dialing (303) 590-3000 and using pass code11124367#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2007, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the instability and effect of the credit and capital markets on the economy in general and the oil and gas industry in particular; the access to the credit markets by both Newpark and Newpark’s customers; the outlook for drilling activity in North America and the rest of the world; the investigation of certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products and services. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Consolidated Statements of Operations

	Three Months
(Unaudited)	Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2008	2007	2008	2007

Revenues	$226,933	$172,961	$858,350	$671,207

Cost of revenues	205,821	151,444	760,224	581,881

	21,112	21,517	98,126	89,326

General and administrative expenses	6,486	5,090	26,630	22,923

Operating income	14,626	16,427	71,496	66,403

Foreign currency exchange loss (gain)	1,136	(804)	1,269	(1,083)
Interest expense, net	2,506	8,069	10,881	20,251

Income from continuing operations before income taxes	10,984	9,162	59,346	47,235
Provision for income taxes	3,755	2,386	20,046	15,472

Income from continuing operations	7,229	6,776	39,300	31,763
Loss from discontinued operations, net of tax	(542)	(590)	(842)	(3,488)
Income (loss) from disposal of discontinued operations, net of tax	—	560	—	(1,613)

Net income	$6,687	$6,746	$38,458	$26,662

Basic weighted average common shares outstanding	88,199	90,162	88,987	90,015
Diluted weighted average common shares outstanding	88,239	90,540	89,219	90,527

Income per common share (basic):
Income from continuing operations	$0.08	$0.08	$0.44	$0.35
Loss from discontinued operations	—	(0.01)	(0.01)	(0.05)

Net income per common share	$0.08	$0.07	$0.43	$0.30

Income per common share (diluted):
Income from continuing operations	$0.08	$0.07	$0.44	$0.35
Loss from discontinued operations	—	—	(0.01)	(0.06)

Net income per common share	$0.08	$0.07	$0.43	$0.29

Newpark Resources, Inc.
Operating Segment Results

(Unaudited)	Three Months Ended
(In thousands)	December 31, 2008	September 30, 2008	December 31, 2007

Segment revenues
Fluids systems and engineering	$190,968	$188,975	$136,267
Mats and integrated services	20,906	22,593	23,473
Environmental services	15,059	14,616	13,221

Total segment revenues	$226,933	$226,184	$172,961

Segment operating income (loss)
Fluids systems and engineering	$22,437	$25,601	$17,645
Mats and integrated services	(1,752)	1,131	1,342
Environmental services	427	1,874	2,530

Total segment operating income	$21,112	$28,606	$21,517

Segment operating margin
Fluids systems and engineering	11.7%	13.5%	12.9%
Mats and integrated services	(8.4%)	5.0%	5.7%
Environmental services	2.8%	12.8%	19.1%

Total segment operating margin	9.3%	12.6%	12.4%

Newpark Resources, Inc.
Consolidated Balance Sheets

(Unaudited)	December 31,	December 31,
(In thousands, except share data)	2008	2007

ASSETS
Cash and cash equivalents	$8,252	$5,741
Receivables, net	211,366	151,176
Inventories	149,304	120,326
Deferred tax asset	22,809	28,484
Prepaid expenses and other current assets	11,062	12,612
Assets of discontinued operations	—	6,026

Total current assets	402,793	324,365

Property, plant and equipment, net	226,627	227,763
Goodwill	60,268	62,616
Deferred tax asset, net	707	408
Other intangible assets, net	18,940	21,898
Other assets	4,344	6,443

Total assets	$713,679	$643,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Foreign bank lines of credit	$11,302	$7,297
Current maturities of long-term debt	10,391	11,565
Accounts payable	89,018	68,109
Accrued liabilities	38,946	21,560
Liabilities of discontinued operations	—	944

Total current liabilities	149,657	109,475

Long-term debt, less current portion	166,461	158,616
Deferred tax liability	15,979	10,340
Other noncurrent liabilities	3,700	4,398

Total liabilities	335,797	282,829

Common Stock, $0.01 par value, 100,000,000 shares authorized 91,139,966 and 90,215,715 shares issued, respectively	911	902
Paid-in capital	457,012	450,319
Accumulated other comprehensive income	1,296	13,988
Retained deficit	(66,087)	(104,545)
Less treasury stock, at cost; 2,646,409 shares	(15,250)	—

Total stockholders’ equity	377,882	360,664

Total Liabilities and Stockholders’ Equity	$713,679	$643,493

Newpark Resources, Inc.
Consolidated Statements of Cash Flows

	Year Ended
(Unaudited)	December 31,
(In thousands)	2008	2007

Cash flows from operating activities:

Net income	$38,458	$26,662

Adjustments to reconcile net income to net cash provided by operations:

Net loss from discontinued operations	842	3,488
Net loss on disposal of discontinued operations	—	1,613
Impairment losses	3,840	—
Depreciation and amortization	27,343	23,601
Stock-based compensation expense	5,128	3,434
Provision for deferred income taxes	12,773	9,951
Provision for doubtful accounts	2,664	1,315
(Gain) loss on sale of assets	(245)	30
Change in assets and liabilities:
(Increase) decrease in receivables	(67,741)	5,146
Increase in inventories	(37,002)	(12,764)
Decrease in other assets	4,651	1,926
Increase in accounts payable	21,340	2,462
Increase (decrease) in accrued liabilities and other	16,090	(4,869)

Net operating activities of continuing operations	28,141	61,995
Net operating activities of discontinued operations	546	6,210

Net cash provided by operating activities	28,687	68,205

Cash flows from investing activities:
Capital expenditures	(22,494)	(22,176)
Proceeds from sale of property, plant and equipment	510	986
Business acquisitions	(1,184)	(23,203)

Net investing activities of continuing operations	(23,168)	(44,393)
Net investing activities of discontinued operations	—	4,101

Net cash used in investing activities	(23,168)	(40,292)

Cash flows from financing activities:
Net payments on lines of credit	23,593	67,369
Principal payments on notes payable and long-term debt	(12,252)	(155,026)
Long-term borrowings	—	50,000
Proceeds from exercise of stock options and ESPP	1,910	2,243
Purchase of treasury stock	(15,250)	—

Net financing activities of continuing operations	(1,999)	(35,414)
Net financing activities of discontinued operations	(63)	(235)

Net cash used in financing activities	(2,062)	(35,649)

Effect of exchange rate changes	(946)	758

Net increase (decrease) in cash and cash equivalents	2,511	(6,978)

Cash and cash equivalents at beginning of year	5,741	12,719

Cash and cash equivalents at end of year	$8,252	$5,741

Newpark Resources, Inc.
Non-GAAP Earnings Reconciliation
Continuing Operations
The table below presents measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP measures of financial performance exclude items that the Company believes are infequent or not inidicative of operating performance. Non-GAAP financials measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP financial measures are helpful for an understanding of the Company’s operations, and management uses them in comparing the historical results to current results and measuring operating earnings trends.

(Unaudited)	Quarter Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2008	2007	2008	2007

Income from continuing operations before income taxes - GAAP	$10,984	$9,162	$59,346	$47,235

Adjustments:
Legal and related transaction costs associated with abandoned sale of U.S. Environmental Services business	796	—	4,347	—

Asset write-offs following abandoned sale of U.S. Environmental Services business	2,612	—	2,612	—

Legal costs associated with anticipated resolution of lawsuit with former Chief Executive Officer	1,172	—	1,172	—

Capitalized financing cost write-off associated with debt re-financing	—	3,955	—	3,955

Legal and accounting expenses related to 2005 restatement and related litigation	—	—	—	2,441

Total adjustments	4,580	3,955	8,131	6,396

Income from continuing operations before income taxes - Non-GAAP	15,564	13,117	67,477	53,631

Provision for income taxes on adjusted income	5,321	3,416	22,793	17,567

Income from continuing operations - Non-GAAP	$10,243	$9,701	$44,684	$36,064

Basic shares outstanding	88,199	90,162	88,987	90,015
Diluted shares outstanding	88,239	90,540	89,219	90,527

Income from continuing operations per common share (basic):
Income from continuing operations per common share - GAAP	$0.08	$0.08	$0.44	$0.35
Impact of adjustments	0.04	0.03	0.06	0.05

Income from continuing operations per common share - Non-GAAP	$0.12	$0.11	$0.50	$0.40

Income from continuing operations per common share (diluted):
Income from continuing operations per common share - GAAP	$0.08	$0.07	$0.44	$0.35
Impact of adjustments	0.04	0.04	0.06	0.05

Income from continuing operations per common share - Non-GAAP	$0.12	$0.11	$0.50	$0.40